As filed with the Securities and Exchange Commission on February 19, 2008
Registration No. 333-142297

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UAL Corporation
(Exact name of registrant issuer as specified in its charter)
United Air Lines, Inc.
(Exact name of registrant guarantor as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

36-2675207	36-2675206
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
77 West Wacker Drive
Chicago, Illinois 60601
(312) 997-8000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Paul R. Lovejoy
Senior Vice President, General Counsel and Secretary
UAL Corporation
77 West Wacker Drive
Chicago, Illinois 60601
(312) 997-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

William V. Fogg, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

UAL Corporation	Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
United Air Lines, Inc.	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On April 23, 2006, UAL Corporation (the “Company”) and United Air Lines, Inc. (the “Guarantor”) filed a Registration Statement on Form S-3 (Registration No. 333-142297) (the “Registration Statement”) with the United States Securities and Exchange Commission pursuant to the terms of the Registration Rights Agreement, dated as of July 25, 2006 (the “Registration Rights Agreement”), among the Company, the Guarantor, and Goldman, Sachs & Co. The Registration Statement and the prospectus forming a part thereof, as supplemented at the date hereof, registered the resale by certain selling securityholders named therein of up to $726,000,000 principal amount of the Company’s 4.50% Senior Limited-Subordination Convertible Notes due 2021 (the “Securities”) and the shares of common stock issuable upon conversion of the Securities.

In accordance with the undertaking contained in the Registration Statement, pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all of the aggregate principal amount of the Securities and related common stock previously registered that remain unsold under the Registration Statement. The Company is deregistering the Securities and the related common stock because it is no longer required under the Registration Rights Agreement to keep the Registration Statement effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 19th day of February, 2008.

UAL CORPORATION

By:	/s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*

Glenn F. Tilton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 19, 2008

/s/ Frederic F. Brace

Frederic F. Brace	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2008

*

Richard J. Almeida	Director	February 19, 2008

*

Mary K. Bush	Director	February 19, 2008

*

Stephen R. Canale	Director	February 19, 2008

*

W. James Farrell	Director	February 19, 2008

*

Walter Isaacson	Director	February 19, 2008

*

Robert D. Krebs	Director	February 19, 2008

*

Robert S. Miller, Jr.	Director	February 19, 2008

*

James J. O’Connor	Director	February 19, 2008

Signatures	Title	Date
*

David J. Vitale	Director	February 19, 2008

*

John H. Walker	Director	February 19, 2008

*

Stephen A. Wallach	Director	February 19, 2008

* Pursuant to the Power of Attorney contained in the signature page to the Registration Statement on Form S-3 for UAL Corporation filed on April 23, 2006.

/s/ Frederic F. Brace

Frederic F. Brace	February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 19th day of February, 2008.

UNITED AIR LINES, INC.

By:	/s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*

Glenn F. Tilton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 19, 2008

/s/ Frederic F. Brace

Frederic F. Brace	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2008

*

David M. Wing	Vice President and Controller (Principal Accounting Officer)	February 19, 2008

*

Peter D. McDonald	Director	February 19, 2008

*

John P. Tague	Director	February 19, 2008

* Pursuant to the Power of Attorney contained in the signature page to the Registration Statement on Form S-3 for United Air Lines, Inc. filed on April 23, 2006.

/s/ Frederic F. Brace

Frederic F. Brace	February 19, 2008